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                          PENNSYLVANIA POWER COMPANY

                                      to

                                 CITIBANK, N.A.,
                                           As Trustee


                                ---------------


                   Forty-seventh Supplemental Indenture

                     Providing among other things for

                           FIRST MORTGAGE BONDS

                        12% Series of 1999 Due 2000


                            -------------------


                       Dated as of September 29, 1999






============================================================================


          FORTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of September 29, 1999, made and entered into by and between PENNSYLVANIA POWER COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, with its principal place of business in New Castle, Lawrence County, Pennsylvania (hereinafter sometimes referred to as the "Company") and CITIBANK, N.A., a national banking association incorporated and existing under the laws of the United States of America, with its principal office in the Borough of Manhattan, The City, County and State of New York (hereinafter sometimes referred to as the "Trustee"), as trustee under the Indenture dated as of November 1, 1945 between the Company and CITIBANK, N.A. (successor to The First National Bank of The City of New York), as trustee, as supplemented and amended by Supplemental Indentures between the Company and the Trustee, dated as of May 1, 1948, as of March 1, 1950, as of February 1, 1952, as of
October 1, 1957, as of September 1, 1962, as of June 1, 1963, as of    June
1, 1969, as of May 1, 1970, as of April 1, 1971, as of October 1, 1971, as of May 1, 1972, as of December 1, 1974, as of October 1, 1975, as of September 1, 1976, as of April 15, 1978, as of June 28, 1979, as of January 1, 1980, as
of June 1, 1981, as of January 14, 1982, as of   August 1, 1982, as of
December 15, 1982, as of December 1, 1983, as of September 6, 1984, as of December 1, 1984, as of May 30, 1985, as of October 29, 1985, as of August 1, 1987, as of May 1, 1988, as of November 1, 1989, as of December 1, 1990, as of September 1, 1991, as of May 1, 1992, as of July 15, 1992, as of August 1, 1992, as of May 1, 1993, as of July 1, 1993, as of August 31, 1993, as of September 1, 1993, as of September 15, 1993, as of October 1, 1993, as of November 1, 1993, as of August 1, 1994, as of September 1, 1995, as of June 1, 1997 and as of June 1, 1998 (said Indenture as so supplemented and amended, and as hereby supplemented and amended, being hereinafter sometimes referred to as the "Indenture");

          Whereas, the Company and the Trustee have executed and delivered the Indenture for the purpose of securing an issue of bonds of the First Series described therein and such additional bonds as may from time to time be issued under and in accordance with the terms of the Indenture, the aggregate principal amount of bonds to be secured thereby being not limited, and the Indenture fully describes and sets forth the property conveyed thereby and is filed with the Secretary of the Commonwealth of Pennsylvania and the Secretary of State of the State of Ohio and will be of record in the office of the recorder of deeds of each county in the Commonwealth of Pennsylvania and the State of Ohio in which this Forty-seventh Supplemental Indenture is to be recorded and is on file at the corporate trust office of the Trustee, above referred to; and

          Whereas the Indenture provides for the issuance of bonds thereunder in one or more series and the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a series of bonds under the Indenture to be designated as "First Mortgage Bonds, 12% Series of 1999 due 2000" (hereinafter sometimes referred to as the "46th Series"), the bonds of which series are to bear interest at the annual rate designated in the title thereof and are to mature on March 1, 2000;

          And Whereas each of the bonds of the 46th Series and the Trustee's Authentication Certificate thereon are to be substantially in the following form, to-wit:

                   FORM OF BOND OF THE 46th SERIES

                               [FACE]

                     Pennsylvania Power Company

           First Mortgage Bond, 12% Series of 1999 due 2000

$                                                               No.

          Pennsylvania Power Company, a Pennsylvania corporation (hereinafter called the "Company"), for value received, hereby promises to pay to or registered assigns, the principal sum of Dollars on March 1, 2000, and to pay the registered holder hereof interest on said sum from the date hereof, at the rate, until the principal hereof shall have become due and payable, of twelve per centum per annum, payable on March 1, 2000. The principal of and interest on this bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City, County and State of New York, designated for that purpose, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

          The interest so payable date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be February 15, 2000.

          The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate hereon.

          In Witness Whereof, Pennsylvania Power Company has caused this bond to be executed in its name by its President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.
Dated,


                             Pennsylvania Power Company

                             By:
                                --------------------------
                                        President
Attest:

-------------------------
       Secretary

                FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE
                   TRUSTEE'S AUTHENTICATION CERTIFICATE


          This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.


                                 Citibank, N.A.,
                                  as Trustee,


                                 By
                                   ----------------------
                                     Authorized Officer

                       FORM OF BOND OF THE 46th SERIES

                                  [REVERSE]

                          Pennsylvania Power Company

                First Mortgage Bond, 12% Series of 1999 due 2000


          This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust dated as of November 1, 1945, and indentures supplemental thereto, given by the Company to Citibank, N.A. (successor to The First National Bank of the City of New York), as trustee (hereinafter referred to as the "Trustee"), to which indenture and indentures supplemental thereto (hereinafter referred to collectively as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of the bonds and coupons and of the Trustee and of the Company in respect of such security, and the limitations of such rights. By the terms of the Indenture, the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, terms of redemption and in other respects as in the Indenture provided.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty per centum in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and the rights of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the written approval or consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid.

          The bonds of this series are not redeemable prior to maturity.

          In case of certain defaults as specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture.

          No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, or otherwise, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

          The bonds of this series are issuable only as registered bonds without coupons in denominations of $1,000 and, if higher, any authorized multiple of $1.00. This bond is transferable by the registered holder hereof, in person or by attorney duly authorized, at the corporate trust office of the Trustee, in the Borough of Manhattan, The City, County and State of New York, or at such other place or places as the Company may designate by resolution of the Board of Directors, but only in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this bond and the payment of charges for transfer, and upon any such transfer a new registered bond or bonds, without coupons, of the same series and maturity date and for the same aggregate principal amount, in authorized denominations, will be issued to the transferee in exchange herefor. The Company, the Trustee and any agent designated to make transfers or exchanges of bonds of this series may deem and treat the person in whose name this bond is registered as the absolute owner for all purposes including the purpose of the receipt of payment. Registered bonds of this series shall be exchangeable at said corporate trust office of the Trustee, or at such other place or places as the Company may designate by resolution of the Board of Directors, for registered bonds of other authorized denominations having the same aggregate principal amount, in the manner and upon the conditions prescribed in the Indenture. Neither the Company nor the Trustee nor any other agent designated for such purpose shall be required to make transfers or exchanges of bonds of this series and the record date next preceding such interest payment date. Notwithstanding any provisions of the Indenture, no charge shall be made upon any transfer or exchange of Bonds of this series other than for any tax or taxes or other governmental charge required to be paid by the Company.

                            [END OF FORM OF BOND]

          And Whereas all acts and things necessary to make the bonds, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid, binding and legal instrument for the security thereof, have been done and performed, and the creation, execution and delivery of the Indenture and the creation, execution and issue of bonds subject to the terms hereof and of the Indenture, have in all respects been duly authorized;

          Now Therefore, in consideration of the premises, and of the acceptance and purchase by holders thereof of the bonds issued and to be issued under the Indenture, and of the sum of One Dollar duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal of and premium, if any, and interest on all bonds now outstanding under the Indenture and the $57,938,287 principal amount of bonds of the 46th Series proposed presently to be issued and all other bonds which shall be issued under the Indenture, and for the purpose of securing the faithful performance and observance of all covenants and conditions therein and in any supplemental indenture set forth, the Company has given, granted, bargained, sold, released, transferred, assigned, hypothecated, pledged, mortgaged, confirmed, created a security interest in, set over, warranted, aliened and conveyed and by these presents does give, grant, bargain, sell, release, transfer, assign, hypothecate, pledge, mortgage, confirm, create a security interest in, set over, warrant, alien and convey unto Citibank, N.A., as Trustee as provided in the Indenture, and its successor or successors in the trust thereby and hereby created and to its or their assigns forever, all the right, title and interest of the Company in and to the property described in the Indenture (and not therein expressly excepted), together (subject to the provisions of Article X of the Indenture) with the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and does hereby confirm that the Company will not cause or consent to a partition, whether voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as a tenant in common except as permitted by and in conformity with the provisions of the Indenture and particularly of said Article X thereof.

          Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the premises, property, franchises and rights, or any thereof, referred to in the Indenture (and not therein expressly excepted) with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to such premises, property, franchises and rights and every part and parcel thereof, subject to "excepted encumbrances" of the original Indenture.

          To have and to hold all said premises, property, franchises and rights hereby conveyed, assigned, pledged, or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust, and their assigns forever.

          But in trust, nevertheless, with power of sale, for the equal and proportionate benefit and security of the holders of all bonds now or hereafter authenticated and delivered under the Indenture, and interest coupons appurtenant thereto, pursuant to the provisions thereof, and for the enforcement of the payment of said bonds and coupons when payable and the performance of and compliance with the covenants and conditions of the Indenture, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of the difference in time of the actual authentication, delivery, issue, sale or negotiation thereof or for any other reason whatsoever, except as otherwise expressly provided in the Indenture; and so that each and every bond now or hereafter authenticated and delivered thereunder shall have the same lien, and so that the principal of and premium, if any, and interest on every such bond, shall, subject to the terms of the Indenture, be equally and proportionately secured thereby and hereby, as if it had been made, executed, authenticated, delivered, sold and negotiated simultaneously with the execution and delivery of the Indenture.

          And It Is Expressly Declared that all bonds authenticated and delivered and secured thereunder and hereunder are to be issued, authenticated and delivered, and all said premises, property, franchises and rights hereby and by the Indenture conveyed, assigned, pledged or mortgaged, or intended so to be (including all the right, title and interest of the Company in and to any and all premises, property, franchises and rights of every kind and description, real, personal and mixed, tangible and intangible, thereafter acquired by the Company and whether or not specifically described in the Indenture, except any therein expressly excepted), are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes in the Indenture expressed, and it is hereby agreed as follows:

          Section 1. There is hereby created a series of bonds designated 12% Series of 1999 due 2000, each of which shall also bear the descriptive title "First Mortgage Bond" (said bonds being sometimes herein referred to as the "bonds of the 46th Series"), and the form thereof shall be substantially as hereinbefore set forth. Bonds of the 46th Series shall mature on March 1, 2000, and may be issued only as registered bonds without coupons in denominations of $1,000 and, if higher, any multiple of $1.00 as the Board of Directors shall approve, and delivery to the Trustee for authentication shall be conclusive evidence of such approval. The serial numbers of bonds of the 46th Series shall be such as may be approved by any officer of the Company, the execution thereof by any such officer, by facsimile signature or otherwise, to be conclusive evidence of such approval. Bonds of the 46th Series shall bear interest at the rate, until the principal thereof shall have become due and payable, of twelve per centum per annum payable on March 1, 2000. The principal of and the interest on said bonds shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts at the office or agency of the Company in the Borough of Manhattan, The City, County and State of New York, designated for that purpose.

          Except as provided in this Section 1, bonds of the 46th Series shall be dated and bear interest as provided in Section 2.03 of the Indenture.

          The bonds of the 46th Series shall not be redeemable prior to their maturity.

          The person in whose name any bond of the 46th Series is registered at the close of business on February 15, 2000 shall be entitled to receive the interest payable on March 1, 2000 notwithstanding the cancellation of such registered bond upon any transfer or exchange thereof subsequent to February 15, 2000 and prior to March 1, 2000.

          Section 2.  The Company covenants and agrees that the provisions of
Section 3 of the Fifth Supplemental Indenture dated as of September 1, 1962, which are to remain in effect so long as any bonds of the Sixth Series shall be outstanding under the Indenture, shall remain in full force and effect so long as any bonds of the 46th Series shall be outstanding under the Indenture.

          Section 3.  The Company covenants and agrees that the provisions of
Section 3 of the Nineteenth Supplemental Indenture dated as of January 14, 1982, which are to remain in effect so long as any bonds of the Twentieth Series shall be outstanding under the Indenture, shall remain in full force and effect so long as any bonds of the 46th Series shall be outstanding under the Indenture.

          Section 4. As supplemented and amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

          Section 5. Nothing in this Supplemental Indenture contained shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.

          Section 6. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

          Section 7. This Supplemental Indenture may be executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

           Pennsylvania Power Company hereby constitutes and appoints Richard
H. Marsh to be its attorney for it and in its name as and for its corporate act and deed to acknowledge this Supplemental Indenture before any person having authority to take such acknowledgement, to the intent that the same may be duly recorded.

          Citibank, N.A. hereby constitutes and appoints Patrick DeFelice to be its attorney for it and in its name as and for its corporate act and deed to acknowledge this Supplemental Indenture before any person having authority to take such acknowledgement, to the intent that the same may be duly recorded.

          In Witness Whereof, Pennsylvania Power Company has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or a Vice President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, in the City of Akron, County of Summit and State of Ohio and CITIBANK, N.A., in token of its acceptance of the trust, has caused its corporate name to be hereunto affixed, and this instrument to be signed by a Vice President and its corporate seal to be affixed and attested by its Corporate Secretary in The City of New York, County of New York and State of New York, all as of the day and year first above written.

                                 Pennsylvania Power Company,

                                 By:
                                    ------------------------------
                                         Richard H. Marsh
                                           Vice President
ATTEST:

By:
   ----------------------
      Nancy C. Ashcom
    Corporate Secretary
                                                                [Seal]

Signed, sealed and delivered by
Pennsylvania Power Company
in the presence of:

-----------------------------

-----------------------------

                                      Citibank, N.A.
                                      as Trustee as aforesaid
                                      By:
                                         ----------------------
                                           Patrick DeFelice
                                            Vice President

ATTEST:

-------------------------------
   Assistant Vice President
                                                                    [Seal]

Signed, sealed and delivered by
Citibank, N.A. in
the presence of:

------------------------

------------------------


State of Ohio     )
                  )  ss.:
County of Summit  )

          BE IT REMEMBERED that, on the 29th day of September, 1999 before me, the undersigned, a Notary Public in said County of Summit, State of Ohio, personally appeared Nancy C. Ashcom, who being duly sworn according to law, doth depose and say that she was personally present and did see the common or corporate seal of the above named PENNSYLVANIA POWER COMPANY affixed to the foregoing Supplemental Indenture; that the seal so affixed is the common or corporate seal of the said Pennsylvania Power Company and was so affixed by the authority of the said corporation as the act and deed thereof; that the above named Richard H. Marsh is a Vice President of said corporation and did sign the said Supplemental Indenture as such in the presence of this deponent; that this deponent is the Corporate Secretary of Pennsylvania Power Company, and that the name of this deponent above signed is attestation of the due execution of the said Supplemental Indenture is in this deponent's own proper handwriting.

          Sworn to and subscribed before me this 29th day of September, 1999.

[SEAL]                                       -------------------------


State of Ohio     )
                  )  ss.:
County of Summit  )

          I HEREBY CERTIFY THAT on this 29th day of September, 1999, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Richard H. Marsh, the attorney for PENNSYLVANIA POWER COMPANY, and the attorney named in the foregoing Supplemental Indenture and, by virtue and in pursuance of the authority therein conferred upon him, acknowledged the said Supplemental Indenture to be the act and deed of said Pennsylvania Power Company.

          WITNESS my hand and notarial seal the day and year aforesaid.

[SEAL]                                      ------------------------


State of Ohio     )
                  )  ss.:
County of Summit  )

          On the 29th day of September, 1999, before me, personally came Richard H. Marsh to me known, who, being by me duly sworn, did depose and say that he resides at ________________; that he is a Vice President of PENNSYLVANIA POWER COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

          WITNESS my hand and notarial seal the day and year aforesaid.

[SEAL]                                   -----------------------

State of New York   )
                    )  ss.:
County of New York  )

          BE IT REMEMBERED that, on the ______ day of September, 1999 before me, the undersigned, a Notary Public in said County of New York, State of New York, personally appeared __________, who being duly sworn according to law, doth depose and say that she was personally present and did see the common or corporate seal of the above named CITIBANK, N.A. affixed to the foregoing Supplemental Indenture; that the seal so affixed is the common or corporate seal of the said CITIBANK, N.A. and was so affixed by the authority of the said corporation as the act and deed thereof; that the above named, P. DeFelice is one of the Vice Presidents of said association and did sign the said Supplemental Indenture as such in the presence of this deponent; that this deponent is an Assistant Vice President of said CITIBANK, N.A., and that the name of this deponent above signed is attestation of the due execution of the said Supplemental Indenture is in this deponent's own proper handwriting.

          Sworn to and subscribed before me this ___ day of September, 1999.

[SEAL]                                     --------------------------


State of New York   )
                    )  ss.:
County of New York  )

          I HEREBY CERTIFY that on this ___ day of September, 1999, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared P. DeFelice, the attorney for CITIBANK, N.A., and the attorney named in the foregoing Supplemental Indenture and, by virtue and in pursuance of the authority therein conferred upon him, acknowledged the execution of said Supplemental Indenture to be the act and deed of said CITIBANK, N.A.

          WITNESS my hand and notarial seal the day and year aforesaid.

[SEAL]                                   ------------------------



State of New York   )
                    )  ss.:
County of New York  )

          On the ___ day of September, 1999 before me, personally came P. DeFelice, to me known, who being by me duly sworn, did depose and say that he resides at 47-09 169th Street, Flushing, New York 11358; that he is a Vice President of CITIBANK, N.A., one of the parties described in and which executed the above instrument; that he knows the seal of said association; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said association, and that he signed his name thereto by like authority.

          WITNESS my hand and notarial seal the day and year aforesaid.

[SEAL]                                   ------------------------


          Citibank, N.A. hereby certifies that its precise name and address as Trustee hereunder are:

                          Citibank, N.A.
                          111 Wall Street
                          Borough of Manhattan
                          City, County and State
                           of New York 10043

                          Citibank, N.A.

                          By:
                            --------------------------
                                 Patrick DeFelice
                                  Vice President